UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

241 18th Street South, Suite 415
Arlington, Virginia	22202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 520-8350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Closing of Acquisition of Tomahawk Robotics, Inc.

On September 15, 2023, AeroVironment, Inc., a Delaware corporation (the “Company”), completed the previously announced acquisition of Tomahawk Robotics, Inc., a Delaware corporation (“Tomahawk”), pursuant to that certain Agreement and Plan of Merger, dated August 18, 2023 (the “Merger Agreement”), by and among the Company, Tomahawk, Tropic Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Shareholder Representative Services, LLC, solely in its capacity as representative of the stockholders of Tomahawk and the holders of outstanding Tomahawk-issued stock options.

Pursuant to the Merger Agreement, on September 15, 2023, Merger Sub merged with and into Tomahawk, with Tomahawk surviving as a wholly owned subsidiary of the Company (the “Merger”), effective as of the filing of a Certificate of Merger for the Merger with the Delaware Secretary of State (the “Effective Time”).

Pursuant to the Merger Agreement, at the Effective Time:

•	each outstanding share of capital stock of Tomahawk was converted into the right to receive a pro rata percentage of an aggregate of approximately $23.5 million in cash (subject to adjustment following the closing of the Merger (the “Closing”) for Tomahawk’s net working capital at the Closing and for certain indemnification obligations) to be paid by the Company (the “Cash Consideration”) and, for the holders thereof determined to be “accredited investors” as defined pursuant to Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), who delivered certain documentation required by the Merger Agreement (each, an “Accredited Investor” and, collectively, “Accredited Investors”), a pro rata percentage of an aggregate 985,999 unregistered, restricted shares of common stock, $0.0001 par value (“Common Stock”), of the Company (the “Stock Consideration”);

•	each outstanding Tomahawk-issued stock option that vested prior to the Effective Time was cancelled in exchange for a percentage of the Cash Consideration proportionate to the number of shares of Tomahawk’s common stock underlying such vested stock option (taking into account the exercise price of such stock option);

•	each outstanding Tomahawk-issued stock option that had not vested prior to the Effective Time was cancelled and forfeited; and

•	each outstanding unsecured convertible promissory note issued by Tomahawk prior to the Effective Time was cancelled in exchange for a specified portion of the Cash Consideration.

The foregoing references to the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the complete text of the Merger Agreement filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission by the Company on August 22, 2023.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 2.01 of this Current Report on Form 8-K with respect to the issuance by the Company of the Stock Consideration at the Closing is incorporated herein by reference. Pursuant to the Merger Agreement, upon the Closing, the Company issued 985,999 unregistered, restricted shares of Common Stock as the Stock Consideration to the Tomahawk stockholders qualifying as Accredited Investors (the “Shares”). The Shares were not registered under the Securities Act in reliance on the private offering exemption from the registration requirements of the Securities Act, including Rule 506 of Regulation D promulgated under the Securities Act or Section 4(a)(2) of the Securities Act and were subject to the Company’s receipt from the Accredited Investors of representations and warranties supporting the Company’s reliance on such exemption.

Item 7.01. Regulation FD Disclosure.

On September 18, 2023, the Company issued a press release announcing the Closing of the Merger and the completion of other transactions contemplated by the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit
Number	Description
99.1	Press release issued by AeroVironment, Inc., dated September 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: September 18, 2023	By:	/s/ Melissa Brown
Melissa Brown
Senior Vice President, General Counsel, Chief Compliance Officer & Corporate Secretary